UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2007

BEAR STEARNS ASSET BACKED SECURITIES I TRUST 2007-HE4
(Exact name of issuing entity as specified in its charter)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
(Exact name of depositor as specified in its charter)

EMC MORTGAGE CORPORATION
(Exact name of sponsor as specified in its charter)

Delaware	333-131374-54	20-0842986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue New York, New York		10179
(Address of Principal Executive Offices)		(Zip Code)

Registrants telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2007, Ocwen Loan Servicing, LLC (“Ocwen”) began to subservice and administer the Mortgage Loans with respect to Bear Stearns Asset Backed Securities I Trust 2007-HE4, Asset-Backed Certificates, Series 2007-HE4 for the benefit of the Trustee and the Certificateholders pursuant to a Subservicing Agreement and Acknowledgement, dated as of July 13, 2007, among EMC Mortgage Corporation, Ocwen and LaSalle Bank National Association, as Trustee for Bear Stearns Asset Backed Securities I Trust 2007-HE4, Asset-Backed Certificates, Series 2007-HE4.

Item 6.02.	Change of Servicer or Trustee.

Ocwen Loan Servicing, LLC (“Ocwen”), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida.  Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company (“OCN”) headquartered in West Palm Beach, Florida.  OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of March 31, 2007, OCN had approximately $1.951 billion in assets, including $163.3 million of cash, approximately $1.379 billion in liabilities and approximately $569.9 million in equity.  For the quarter ended March 31, 2007, OCN’s net income was approximately $12.4 million, as compared to approximately $16.5 million reported for the first quarter of 2006.

Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by Standard & Poor’s and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch Ratings.  Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s Investors Service, Inc.  On April 23, 2004, Standard & Poor’s placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.”  Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

Ocwen, as successor in interest to Ocwen Federal Bank, and OCN are defendants in several potential class action lawsuits challenging Ocwen’s mortgage servicing practices.  To date, no such lawsuit has been certified by any court as a class action.  On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled:  Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604.  Ocwen believes that its servicing practices comply with legal requirements and is vigorously defending against such lawsuits.  Ocwen is also subject to various other routine pending litigation in the ordinary course of its business.  While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

On February 9, 2006, a trial court in Galveston, Texas entered judgment in the amount of $1.8 million in compensatory and statutory damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen.  The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices.  Ocwen believes that the judgment is against the weight of evidence and contrary to law and that the attorneys’ fees award, which comprises $1.1 million of the judgment should be reduced as impermissibly excessive.  Ocwen appealed the decision and will continue to vigorously defend this matter.

On September 13, 2006, a complaint was filed in the United States Bankruptcy Court in Delaware against Ocwen and other parties by the Chapter 7 Trustee of American Business Financial Services, Inc. and its subsidiaries (collectively, “ABFS”) alleging various improper activities and conduct that have harmed ABFS.  Claims against Ocwen include damages resulting from improperly servicing mortgage loans included in ABFS-sponsored securitizations and from actions relating to the acquisition of servicing rights from ABFS on those securitizations.  Ocwen believes the claims made by ABFS are without merit and intends to vigorously defend the matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994.  Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States.  OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India.  Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets.  Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of March 31, 2007, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $55.2 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations.  The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen
Subprime Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of December 31, 2006	Aggregate Principal Balance as of March 31, 2007

$30,551,242	$28,367,753	$37,424,696	$40,090,377	$42,886,857

A.  Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.  Ocwen’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool.  The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments.  It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen.  In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool.  Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen
Delinquencies and Foreclosures
(Dollars in Thousands)

	As of December 31, 2004				As of December 31, 2005
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	237,985	$28,367,753	100.00%	100.00%	304,153	$37,424,696	100.00%	100.00%
Period of Delinquency(1)
30-59 days	11,251	$1,127,427	4.73%	3.97%	15,854	$1,678,284	5.21%	4.48%
60-89 days	5,066	$515,826	2.13%	1.82%	7,701	$773,139	2.53%	2.07%
90 days or more	26,459	$2,545,313	11.12%	8.97%	34,669	$3,336,423	11.40%	8.92%
Total Delinquent Loans	42,776	$4,188,567	17.97%	14.77%	58,224	$5,787,845	19.14%	15.47%
Loans in Foreclosure(2)	9,599	$975,961	4.03%	3.44%	9,057	$924,118	2.98%	2.47%

	As of December 31, 2006				As of March 31, 2007
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	309,189	$40,090,377	100.00%	100.00%	309,143	$42,886,857	100.00%	100.00%
Period of Delinquency(1)
30-59 days	15,982	$1,976,214	5.17%	4.93%	14,632	$1,983,642	4.73%	4.63%
60-89 days	9,194	$1,155,946	2.97%	2.88%	8,685	$1,213,380	2.81%	2.83%
90 days or more	42,999	$5,029,667	13.91%	12.55%	45,748	$5,816,952	14.80%	13.56%
Total Delinquent Loans	68,175	$8,161,827	22.05%	20.36%	69,065	$9,013,974	22.34%	21.02%
Loans in Foreclosure(2)	13,385	$1,869,113	4.33%	4.66%	13,320	$2,104,118	4.31%	4.91%

(1)	Includes 22,296 loans totaling $2,436,470 for March 31, 2007, which were delinquent at the time of transfer to Ocwen.

(2)	Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Ocwen
Real Estate Owned
(Dollars in Thousands)

	As of December 31, 2004		As of December 31, 2005		As of December 31, 2006		As of March 31, 2007
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount

Total Portfolio	237,985	$28,367,753	304,153	$37,424,696	309,189	$40,090,377	309,143	$42,886,857
Foreclosed Loans(1)	4,858	$439,890	4,475	$390,412	6,184	$679,960	7,089	$857,460
Foreclosure Ratio(2)	2.04%	1.55%	1.47%	1.04%	2.00%	1.70%	2.29%	2.00%

(1)	For the purpose of these tables, “Foreclosed Loans” means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)
The “Foreclosure Ratio” is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen
Loan Gain/(Loss) Experience
(Dollars in Thousands)

	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of March 31, 2007

Total Portfolio(1)	$28,367,753	$37,424,696	$40,090,377	$42,886,857
Net Gains/(Losses)(2)(3)	$(348,145)	$(406,451)	$(443,631)	$(533,477)
Net Gains/(Losses) as a Percentage of Total Portfolio	(1.23)%	(1.09)%	(1.11)%	(1.24)%

(1)	“Total Portfolio” on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)
“Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)	Includes ($157,379) as of March 31, 2007 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

B.  Prior Securitizations

In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which Ocwen was serving as servicer, Ocwen has not been terminated as a servicer in any of those transactions, and Ocwen has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

C.  Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system (“REALServicing”).  Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property.  Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process.  On a monthly basis, borrowers are mailed their monthly statement in advance of the due date.  All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner.  The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options.  On a monthly basis the delinquency status is determined for each mortgage loan.  A collector then calls the borrower to make payment arrangements.  If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity.  Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow.  If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances.  A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate.  Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel.  These functions are monitored and reviewed by Ocwen.

Over the past three years, there have been no material changes in Ocwen’s servicing policies and procedures.

Ocwen will service the mortgage loans pursuant to the terms of the pooling and servicing agreement previously filed on form 8-K by the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

Dated: August 1, 2007

EXHIBIT INDEX

Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description
10.1
Subservicing Agreement and Acknowledgement, dated as of July 13, 2007, among EMC, Ocwen and LaSalle Bank National Association, as Trustee for Bear Stearns Asset Backed Securities I Trust 2007-HE4, Asset-Backed Certificates, Series 2007-HE4